Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-274456 and No. 333-291523) and Form S-8 (No. 333-270094) of FingerMotion, Inc. of our report dated May 29, 2026, relating to the consolidated financial statements of FingerMotion, Inc. as of February 28, 2026 and 2025 for the years then ended, which appears in this Form 10-K.

/s/ CT International LLP

San Francisco, California
May 29, 2026